EXHIBIT 3.2

AINOS, INC.

BYLAWS – EFFECTIVE AUGUST 20, 2021

ARTICLE I:   SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of     shareholders shall be held on the 2nd Tuesday in May of each year at 10:00 A.M. if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or at such other time or on such other date as may be fixed by resolution of the Board of Directors, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these Bylaws.

Section 2. Special Meeting. A special meeting of   shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chairman of the Board, if any, or by the President.  Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Special meetings  of shareholders may be held at any place within or without the  State of Texas designated by the Board of Directors or, in the  absence of such designation, by the chief executive officer. Any meeting may be held at any place within or without the State  of Texas designated in a waiver of notice of such meeting signed by shareholders. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail or electronic transmission, to each shareholder entitled to vote at such meeting. Such notice, if given by electronic transmission, shall be effective only if the shareholder receiving such notice shall have previously consented to receive notices by electronic transmission, and shall be sent using a form of electronic transmission specified by the shareholder.

Section 5. Quorum.  The holders of at least a majority of the outstanding stock entitled to vote thereat and  present in person or by proxy, shall constitute a quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting, and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

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Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

Section 7. Voting of Shares.  Each outstanding share of a class entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter.

Section 8. List of Shareholders.  A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

Section 9. Action Without Meeting. Any action permitted or required by law, by these Bylaws or by the Articles of Incorporation of the Corporation to be taken at a meeting of shareholders of the Corporation may be taken without a meeting or by means of conference telephone as provided in Article VI, Section 6 of the Bylaws.

ARTICLE II:  BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and property of the Corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, the Articles of Incorporation or by these Bylaws, they may exercise all the powers of the Corporation.

The Board of Directors shall consist of not less than one nor more than thirty directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors.

Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be shareholders nor residents of Texas. Any director may be removed from office, with or without cause, by a majority vote of the shareholders at any meeting at which a forum of shareholders is present; provided that, if the Articles of Incorporation do not expressly deny to shareholders the right of cumulative voting for the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

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Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of directors, the additional directors shall be elected at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that during a period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors.

Section 2. Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.

Section 3. First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

Section 4. Election of Officers.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places  as shall be designated from time to time by resolution of the Board of Directors.  Notice of such regular meetings shall not be required.

Section 6. Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors for the time being in office. Each such special meeting shall be held at such time and place as shall be designated by the officer or directors calling such meeting.

Section 7.  Notice. The Secretary shall give notice of each special meeting in person, or by mail or electronic transmission, to each director at least four (4) hours before the time of such meeting. Such notice, if given by electronic transmission, shall be effective only if the director receiving such notice shall have previously consented to receive notices by electronic transmission, and shall be sent using a form of electronic transmission specified by the director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transactions any business on the grounds that the meeting is not lawfully called or convened. Notice may also be waived in writing as provided in Article VI, Section 4 of these Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or written waiver of notice of such meeting.

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Section 8. Quorum. A majority of the directors fixed  in the manner provided in these Bylaws shall constitute a quorum  for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or by these Bylaws.

Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

At meetings of the Board of Directors, the Chairman of the Board, if any, shall preside. In the absence of the Chairman of the Board, the President shall preside, and in the absence of the President, a chairman shall be chosen by the Board from among the directors present.

The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 10. Compensation. The Board of Directors may provide for the compensation to members of the Board of Directors upon the recommendation of its Compensation Committee and in accordance with its Compensation Policies; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 11. Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Action Without Meeting. Any action permitted or required by law, by these Bylaws or by the Articles of Incorporation of the Corporation, to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting or by means of conference telephone as provided in Article VI, Section 6 of these Bylaws.

Section 13. Committees of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws for the Corporation, filling vacancies in or removing members of the Board of Directors or any such committee, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors which by its term provides that it shall not be so amendable or repealable, and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation.

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ARTICLE III:  OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. No officer, except the Chairman of the Board, must be a director.

Section 2. Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies.  A vacancy in the office of any officer may be filled by a vote of a majority of the directors.

Section 4. Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.  Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

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Section 6.  Powers and Duties of the President. The President, if any, shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation; unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board of if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7. Vice-Presidents. In the absence of the Chairman of the Board, if any, or President, or in the event of their inability or refusal to act, a Vice-President designated by the Board of Directors shall perform the duties of the Chairman of the Board, if any, or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, if any, or the President. In the absence of a designation by the Board of Directors of a Vice-President to perform the duties of the Chairman of the Board, if any, or President, the Vice-President who is senior in terms of time as a Vice-President of the Corporation shall so act.  The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8.  Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 9. Assistant Treasurer.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors.  The  Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

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Section 10. Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation attest to all contracts of the Corporation and affix the seal of the Corporation thereto; he may sign with the President all certificates for shares of the capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 11. Assistant Secretaries. Each Assistant Secretary  shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

ARTICLE IV:  INDEMNIFICATION AND INSURANCE OF

DIRECTORS AND OFFICERS

Each director and each officer or former director or officer of this Corporation or each person who may have served at request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be indemnified by the Corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being, or having been such director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonable payment made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy.  Such right of indemnification shall be in addition to any other rights to which directors or officers maybe entitled.

This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

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ARTICLE V: CAPITAL STOCK

Section 1.  Certificates of Shares.  The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  The certificates shall be signed by the Chairman of the Board, if any, or the President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such Chairman of the Board, if any, or President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Section 2. Transfer of Shares.  The  shares  of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled  to receive payment of any dividend, or in order to make a determination of shareholders  for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case one hundred ten (110) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than one hundred ten (110) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

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ARTICLE VI:  MISCELLANEOUS PROVISIONS

Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, shall be the registered office named in the original Articles of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Such registered office need not be identical to the principal place of business of the Corporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall by resolution establish.

Section 3.  Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 4.  Notice and Waiver of Notice.  Whenever any notice whatever is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 5. Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6. Action Without Meeting or by Conference Telephone.  Any action permitted or required by law, these Bylaws or by the Articles of Incorporation of the Corporation, to be taken at a meeting of the shareholders, the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders or members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. In addition, the shareholders of the Corporation are authorized to take any action required or authorized to be taken under the Texas Business Organizations Code (the “Code”) or the governing documents of this Corporation at an annual or special meeting of the shareholders of the Corporation, without holding a meeting, providing notice, or taking a vote if shareholders of the Corporation having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or member entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken. Any action taken by less-than-unanimous consent of shareholders shall be subject to the notification requirements contained in Section 6.202 of the Texas Business Organizations Code, or successor provisions. Subject to the requirement for notice of meetings, shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting; all subject to any identification and/or record keeping requirements of the Texas Business Organizations Code, or successor statutes.

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Section 7. Securities of Other Corporations. The chief executive officer (or any other officers designated by the Board of Directors) of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

ARTICLE VII:  AMENDMENTS

These Bylaws may be altered, amended, or repealed by  the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote   of a majority of the full Board of Directors at any regular or  special meeting, provided  notice of said proposed amendment be contained in the notice of the meeting.

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Prior Version:  Adopted July 10, 2015

Amendments:

Article II, Section 10 of the Company’s Bylaws shall be amended as follows:  Section 10. Compensation. The Board of Directors may provide for the compensation to members of the Board of Directors upon the recommendation of its Compensation Committee and in accordance with its Compensation Policies ~~as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board~~; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.” (emphasis added, modified provisions underlined).  Amended by the Board on August 20, 2021; No. Ainos-2021-04

The corporate name identified in the Company’s Bylaws shall be amended to be “Ainos, Inc.”  Amended by the Board on August 20, 2021; No. Ainos-2021-04

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